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                                                             Exhibit 23.25



                            [GRAPHIC]


                         CONSENT OF ZINER & COMPANY, P.C.

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 of Apartment Investment and Management Company ("AIMCO") and the Joint Proxy Statement/Prospectus of AIMCO and NHP Incorporated ("NHP") included therein, and to the incorporation by reference therein of our reports dated February 27, 1996 and March 11, 1997 with respect to the audits of United Front Homes for the years ended December 31, 1995 and 1996, included in AIMCO's Current Report on Form 8-K dated June 3, 1997, as amended, filed with the Securities and Exchange Commission.



                                             /s/ Ziner & Company, P.C.
                                            --------------------------

Ziner & Company, P.C.


Boston, Massachusetts
October 30, 1997